                                   EXHIBIT (I)
                Opinion and Consent of Hughes Hubbard & Reed LLP

Hughes Hubbard & Reed LLP                          One Battery Park Plaza
                                                   New York, New York 10004-1482
                                                   Telephone: 212-837-6000
                                                   Facsimile: 212-422-4726

                                                   February 27, 2003

The Legacy Funds, Inc.
61 Broadway
New York, New York 10006
Dear Sirs:

      You  have  requested  our  opinion  in  connection   with  the  filing  of
Post-Effective Amendment No. 3 on Form N-1A to the Registration Statement of The
Legacy  Funds,  Inc.  (the  "Trust")  filed  under  the  Securities  Act of 1933
(Registration  No.  333-83871) and the Investment  Company Act of 1940 (File No.
811-09495)  and  pertaining  to shares of  beneficial  interest in Legacy Growth
Fund, a series of the Trust, par value $0.001 per share (the "Shares").

      In this connection, we have examined such records and documents, including a  certificate  of an officer of the Trust on which we have relied as to factual matters,  and have made such  examination of law as we have deemed  appropriate.
Based upon the foregoing,  it is our opinion that the Shares to be sold pursuant to Registration Statement No. 333-83871, as amended by Post-Effective  Amendment
No. 3, upon  delivery of  certificates  for Shares or  crediting  of Shares to a shareholder's  account as provided for in Registration  Statement No. 333-83871, as amended,  and payment  therefor in  accordance  with the  provisions  of such
Registration Statement, will be legally issued, fully paid and non-assessable.

      We  hereby  consent  to the  filing  of  this  opinion  as an  exhibit  to
Post-Effective Amendment No. 3 to Registration Statement No. 333-83871.

                                                   Very truly yours,

                                                   /s/ Hughes Hubbard & Reed LLP

                                                   HUGHES HUBBARD & REED LLP